2007

The Corporation will file a proxy statement in connection with its 2007 annual meeting of stockholders. The Corporation's stockholders are strongly advised to read the proxy statement and the accompanying WHITE proxy card when they become available, as they will contain important information. Stockholders will be able to obtain this proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Corporation with the Securities and Exchange Commission for free at the internet website maintained by the Securities and Exchange Commission at www.sec.gov. The proxy statement and any amendments and supplements to the proxy statement also will be available for free at the Corporation's internet website at www.aschulman.com or by writing to A. Schulman, Inc., 3550 West Market Street, Akron, Ohio 44333. In addition, copies of the proxy materials may be requested by contacting our proxy solicitor, Georgeson Inc., toll-free at 1-877-668-1646 or by email at aschulmaninc@georgeson.com.

Safe Harbor Certain statements in this presentation may constitute forward-looking statements within the meaning of the Federal securities laws. These statements can be identified by the fact that they do not relate strictly to historic or current facts. They use such words as "anticipate", "estimate", "expect", "project", "intend", "plan", "believe", and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. These forward-looking statements are based on currently available information, but are subject to a variety of uncertainties, unknown risks and other factors concerning the Company's operations and business environment, which are difficult to predict and are beyond the control of the Company. Important factors that could cause actual results to differ materially from those suggested by these forward-looking statements, and that could adversely affect the Company's future financial performance, include, but are not limited to, the following: Worldwide and regional economic, business and political conditions, including continuing economic uncertainties in some or all of the Company's major product markets; Fluctuations in the value of currencies in major areas where the Company operates, including the U.S. dollar, euro, U.K. pound sterling, Canadian dollar, Mexican peso, Chinese yuan and Indonesian rupiah; Fluctuations in the prices of sources of energy or plastic resins and other raw materials; Changes in customer demand and requirements; Escalation in the cost of providing employee health care; The outcome of any legal claims known or unknown; and The performance of the North American auto market. The risks and uncertainties identified above are not the only risks the Company faces. Additional risks and uncertainties not presently known to the Company or that it believes to be immaterial also may adversely affect the Company. Should any known or unknown risks or uncertainties develop into actual events, or underlying assumptions prove inaccurate, these developments could have material adverse effects on the Company's business, financial condition and results of operations. This presentation contains time-sensitive information that reflects management's best analysis only as of the date of this presentation. A. Schulman does not undertake an obligation to publicly update or revise any forward- looking statements to reflect new events, information or circumstances, or otherwise. Further information concerning issues that could materially affect financial performance related to forward-looking statements can be found in A. Schulman's periodic filings with the Securities and Exchange Commission.

About A. Schulman Founded in 1928, global presence since the mid 1950s Bought and sold scrap rubber International supplier of designed and engineered compounds, color concentrates and resins 17 manufacturing facilities 10 in Europe (Including Asia) 6 in North America 1 Invision (Sharon Center, Ohio) facility Full scale production facility planned for Findlay, OH 2008 - 2009 Corporate Headquarters in Akron, Ohio 2,500 employees 1,000 North America 1,500 Europe Approximately 75% of sales in Europe, 25% in North America NASDAQ : SHLM

A. Schulman enjoys many advantages in a competitive marketplace Extensive global footprint enables locally based service to global customers Multiple technology centers with to support customer needs Broad product lines allow "one-stop shopping" for customers Quality culture delivers top-quality products Financial strength allows us to invest for profitable growth

Strategic Initiatives

Core ongoing strategic initiatives Return North America to profitability Restructure to create business units focused on specific market segments $18 million of cost reduction initiatives Launch Invision Grow Europe profitably Maintain vigilance on cost controls Integration of Deltaplast Color Business Continued growth in Asia and Eastern Europe Commencing operations in Turkey Driving increased growth in China

North American Initiatives

Return North America To Profitability Focus on Top Line Growth Create 3 fully functional and fully resourced business units Leverage competitive advantages including speed to market, technologies and global reach Realize cost reduction targets Expect to save annual $18 million through cost reductions effecting practically all lines of the Schulman P&L

The business units in North America now map directly to the same business units in Europe Polybatch Generate rapid increase in sales and profits by leveraging global technical capabilities in high value applications, with key investments Engineered Compounds Provide steady and growing base of volume and cash flow by building on existing strong relationships through enhanced technical and selling efforts and competitively superior speed in all functions Merchant, Distribution and Rotomolding Generate increasing sales and profits by capitalizing on global polyolefin producers shift to distribution Increase ASI purchasing power to improve availability and cost of base resins

Schulman's business divisions are consistent globally We provide materials in three major business categories to support a broad range of applications for today and tomorrow's products:

The business will focus on "FAST" Focused Accurate Speedy Team Must be Competitive on price and product performance Quality is a given Faster than competition on every customer-touch dimension 1st on the preferred supplier list 1st to deliver the solution Just in time delivery All 3 Pillars of the business Model Sales & Marketing, Products Development and Manufacturing

The New North American Organization is definitely not "Business as Usual" New organizations In new physical locations with new leaders and management teams New market & segment focused strategies targeting growing or profitable segments Change of organizational mindset to be "Market in" Decision making power pushed down into business units for speed New comp plan being developed linked to performance metrics Focus on quicker response time for customers Implement "Make to Order" production in all facilities Construction of US Polybatch facility to relieve pressure on Mexican operations Shift Capacity closer to current and target customers Narrow focus and increase speed of product and application development to target application segments New system development - new data warehouse Visibility to profit and cost issues at very detailed levels Clear and accurate customer/pricing information Variable cost detailed financial data

North American Cost Reductions

As an effort to recognize the changing North American landscape, the company has continued to reduce costs and capacity where necessary

Most Recent North American Capacity Reductions (FY 2007) N.A. headcount reduction supply chain 60 Employees (Orange, Tx & Bellevue, Oh) N.A. capacity reduction Approximately 18 millions lbs Sales, Marketing, SG&A headcount reduction Reduction of retiree health care benefits and increased sharing of employee and retiree health care cost Broad discretionary SG&A cost reductions Savings from improved purchasing processes and logistical efficiencies Cost Savings: $18 million annually

Past Cost Reduction Programs Completed: Improved North American operations by eliminating 35% of excess manufacturing capacity and 33% headcount reduction Closed 10 sales offices and consolidated order management in Akron Continued process to rigorously review and control expenses Consolidated all freight and warehousing with single service provider

Invision

Invision A major innovation resulting from Product Technology Center and Color Technology Center collaboration Leverages compounding and color-matching capabilities Potential high-growth markets include automotive, recreational vehicles, lawn care and appliances Four(4) patents pending Commercial production started in late spring 2007 Greenfield manufacturing plant being built in Findlay, OH

Invision is a new multi-layered sheet product leveraging Schulman's manufacturing base and technical abilities A. Schulman's Materials Layer 1 Ionomer Clear Coat Layer 2 Ionomer Color Layer 3 Adhesive Possibly A. Schulman's Layer 4 TPO/Other Substrate Protective Layer can be added if needed

Invision Advantages

OEMs are trying to reduce paint usage on exterior plastic components

- **Cost**
  - Major capital requirements
    - OEM paint line $500 – 600 million
    - Tier I paint line $30 – 50 million
  - High material cost – poor material efficiency
  - Few suppliers
- **Quality**
  - "Orange Peel"
- **Complexity**
  - Multiple process steps
  - Significant logistics and handling requirements
- **Regulatory Compliance and Cost**
  - Production - Emission control
  - Production – Worker Safety and Health
  - Waste Disposal

Invision Competition

Technology	Lead Suppliers
Paint on Plastics	PPG DuPont Sherwin Williams
Paint Film Film Insert Molding and Thick Sheet Thermoform	Soliant Avery-Dennison
Thermoplastic Film and Sheet Film Insert Molding and Thick Sheet Thermoform	Senoplast GE BASF Bayer Atofina Plaskolite
Mold in Color	DuPont GE BASF A Schulman

High Technical Barriers reduce the likelihood that current competing technologies can meet market requirements at a lower cost

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Invision Testing

Invision sheet has been thoroughly tested by multiple OEMs and is viewed as a qualified and attractive paint replacement

Evaluation Factor	Paint on Plastic	Paint Film	Invision Sheet
Stone Impingement Resistance	0	+	++
Orange Peel	0	+	+
Chemical/ Stain Resistance	+	+	+
Weatherability (UV etc.)	+	+	+
Low Temperature Performance (Impact etc.)	0	+	++
High Temperature Performance	++	+	0*
Environmental Impact	0	+	++

0 = Meets minimum requirements for painted plastics vehicle exterior
+ = Exceeds minimum requirements

* For vertical panel requirements

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Intellectual property position makes it highly unlikely that any royalty claims or blockage can be made by competitors North America - Based on legal counsel, it is concluded A. Schulman may operate to make and/or sell multilayer extruded ionomers without risk of infringing the most relevant patents and pending patents Europe - Researching Asia - Researching Search and Review of over 400 patents, findings are no limitation to operate...all have cleared A Schulman has 8 years of prior art Patents 2 Applied: Color & Construction (Mask) others being developed around polymer and color discoveries

The first Invision production line in Sharon Center is up and running in calendar year 2007

Invision Manufacturing Facility Findlay, Ohio

Financials

One Page Summary Earnings were $22.6 million or $0.82 per share - at the high end of our range of $17-23 million and flat to analyst expectations We realized the targeted cost savings for 07 and are on track to realize the remainder in 08 North America continued to have sequential GM% improvement (6.8% / 8.8% / 9.2% / 10.1%) North America Operating Profit (excluding Invision and corporate spending) was positive in both Q3 and Q4.

Net Income LY Gross Margin Tot SG&A Net Interest Other Income FX Gain/(Loss) Other Taxes Net Income Base 32.662 25.539 14.794 11.905 11.845 11.845 13.762 17.789 22.619 Data Point to Graph 7.124 10.744 2.889 0.06 1.917 4.027 4.83 0 Labels -7.124 -10.744 -2.889 -0.06 1.917 4.027 4.83 -10.496 -3.509 -1.026 -0.243 0.774 -0.001 5.013 YTD results on a performance basis are below last year driven by lower GM and higher SG&A costs (FX is $6.4 million), partially offset by Other and Tax reductions (including $3.4 mill in one time tax items in 2006) YTD Actual vs YTD Last Year Other includes $5.0 mill in debt extinguishment charges in 2006 NA Perform (14.4) 0.5 (0.1) 0.8 2.3 4.7 0.7 (5.5) Europe Perform (4.8) (4.8) (2.5) (0.9) (0.3) (0.7) 5.7 (8.3) FX 12.1 (6.4) (0.3) 0.0 (0.1) 0.0 (1.6) 3.8

After steady progress, North American Gross Margin dollars have been adversely affected by weakness in core automotive markets and the Invision launch 2003 2004 2005 2006 2007 Actual 36.424 43.906 46.282 56.12 41.756

European Gross margin dollars have continued to grow although improvement year over year is due to favorable exchange rates. 2003 2004 2005 2006 2007 Actual 123.881 139.577 146.357 163.826 171.066

North America Gross Margin by Quarter Have continued to improve - Excluding Invision Q4 07 reached $13.4 million vs $12.9 million last year Q1 Q2 Q3 Q4 2006 17.2 13.1 13.4 12.4 2007 8.1 9.8 11.5 12.397

A European decrease in inventory has moved consolidated Days of Inventory to 60, down from 73 days at the end of last year 8/31/2004 9/30/2004 10/31/2004 11/30/2004 12/31/2004 1/31/2005 2/28/2005 3/31/2005 4/30/2005 5/31/2005 6/30/2005 7/31/2005 8/31/2005 9/30/2005 10/31/2005 11/30/2005 12/31/2005 1/31/2006 2/28/2006 3/31/2006 4/30/2006 5/31/2006 6/30/2006 7/31/2006 8/31/2006 9/30/2006 10/31/2006 11/30/2006 12/31/2006 1/31/2007 2/28/2007 3/31/2007 4/30/2007 5/31/2007 6/30/2007 7/31/2007 8/31/2007 North America 90 88 84 96 98 96 107 91 89 85 84 88 90 82 80 91 95 96 104 87 87 84 86 87 88 79 70 70 74 68 70 65 72 69 68 68 67 Europe 74 79 77 77 85 84 83 77 70 67 67 57 64 63 64 57 64 64 66 59 64 63 65 59 67 66 64 62 71 63 61 55 56 56 59 54 58 Consolidated 79 82 80 84 90 85 89 79 75 70 70 66 73 69 69 66 73 74 77 67 71 69 70 67 73 70 66 64 72 65 64 58 60 60 61 58 60

Operating Cash Flow was very strong driven by good Inventory controls Source: 2007 10k

Since 2000, Schulman has delivered better performance than our closest competitors (with a strong dividend!) Source: Yahoo Finance SHLM (in Blue) vs. Peers performance - January 1, 2000 - October 23, 2007

2008 Earnings are expected to reach $36 million

Other shareholder value enhancement initiatives 2007: Continuing to make progress toward appropriate leverage for the company Ongoing share repurchase program Judicious investment in capital spending Balance sheet optimization Evaluating global cash pooling opportunities Evaluating tax expense reduction activities as appropriate Driving inventory levels down dramatically Adopting new internal management standards Linking bonuses to cash flow and asset utilization Initiating a new Internal Audit function

Other shareholder value enhancement initiatives Completed: Corporate capital structure actions Authorized and implemented multiple open-market share repurchase programs Renegotiated credit agreements, gaining flexibility to appropriately lever the company Concluded modified Dutch Auction share repurchase program in April 2006 Implemented numerous corporate governance policy and practice improvements

Summary

Summary Continue to improve financial performance in North America More direct linking of broad financial performance with incentives Continued high expectations for Invision product Focus on global initiatives to enhance shareholder value

Thank You ! A. SCHULMAN, INC. www.aschulman.com